Exhibit 10.1
AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on April 30, 2010, by and among BANK OF AMERICA, N.A., a national banking association (“BA”), in its capacity as collateral and administrative agent for the Lenders under the Loan Agreement (as hereinafter defined) (BA, in such capacity, the “Agent”), BA, as Lender under the Loan Agreement (BA, together with the various financial institutions listed on the signature pages hereof, in such capacity, the “Lenders”), the Lenders, INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (“Parent”), each of the Subsidiaries of Parent listed on Annex I attached hereto (Parent and such Subsidiaries of Parent being herein referred to collectively as the “Borrowers”), and the Subsidiaries of Parent listed on Annex II attached hereto (such Subsidiaries being referred to herein as the “Guarantors”, and Borrowers and Guarantors being referred to herein as the “Credit Parties”).
RECITALS
     A. Agent, Lenders and Credit Parties have entered into that certain Loan and Security Agreement, dated as of May 12, 2006 (the Loan and Security Agreement, as amended from time to time, being referred to herein as the “Loan Agreement”).
     B. Credit Parties, Agent and Lenders desire to amend the Loan Agreement as hereinafter set forth, subject to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
AGREEMENT
ARTICLE I
Definitions
     1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.
ARTICLE II
Amendments
     Effective as of the respective date hereinafter specified, the Loan Agreement is hereby amended as follows:
     2.01 Amendment to Recitals. Effective as of the date hereof, the first paragraph of the Recitals is hereby amended to delete the sentence reading: “Borrowers’ business is a mutual and collective enterprise and Borrowers believe that the consolidation of all revolving credit loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their revolving credit loan relationship with Lenders, all to the mutual advantage of Borrowers.”

     2.02 Amendment to Section 1.1.3. Effective as of the date hereof, Section 1.1.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “1.1.3. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (ii) to pay any of the Obligations; and (iii) to make expenditures for other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by any Borrower to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.”
     2.03 Amendment to Section 1.2.1. Effective as of the date hereof, Section 1.2.1 of the Loan Agreement is hereby amended to delete the last sentence thereof.
     2.04 Amendment to Section 1.3. Effective as of the date hereof, Section 1.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “1.3. Bank Products. The Borrowers may request and the Agent may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank or the Bank’s Affiliates, or from Wells Fargo Capital Finance, LLC or Wells Fargo Capital Finance, LLC’s Affiliates, Bank Products. If Bank Products are provided by an Affiliate of the Bank or Wells Fargo Capital Finance, LLC, the Borrowers agree to indemnify and hold the Agent, the Bank, Wells Fargo Capital Finance, LLC and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank, Wells Fargo Capital Finance, LLC or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers’ rights, with respect to the Bank or its Affiliates or Wells Fargo Capital Finance, LLC or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and the Bank or Wells Fargo Capital Finance, LLC, as applicable, which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank’s Affiliates or from Wells Fargo Capital Finance, LLC or its Affiliates (i) is in the sole and absolute discretion of the Bank or the Bank’s Affiliates or Wells Fargo Capital Finance, LLC or its Affiliates, as applicable, and (ii) is subject to all rules and regulations of the Bank or the Bank’s Affiliates or Wells Fargo Capital Finance, LLC or its Affiliates, as applicable.”
     2.05 Amendment to Section 2.2.2. Effective as of the date hereof, Section 2.2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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     “2.2.2. Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Agent for the Pro Rata benefit of Lenders a fee based on the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the aggregate amount of the Commitments (the “Unused Amount”), such fee to be equal to 0.50% per annum of the Unused Amount, such fee to be paid on the first Business Day of the following month; but if the Commitments are terminated on a day other than the first Business Day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.”
     2.06 Amendment to Section 4.6.1. Effective as of the date hereof, Section 4.6.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “4.6.1. Allocation of Payments. All monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrower; (ii) second, to Bank to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders that have acquired a participating interest in such Settlement Loans; (iii) third, to the extent that Agent has not received from any Participating Lender a payment in connection with an unreimbursed payment made by Agent under Credit Support, to Agent to pay all amounts owing to Agent pursuant to payments made by Agent pursuant to Credit Support; (iv) fourth, to Agent to pay the amount of Extraordinary Expenses and amounts owing to Agent pursuant to Section 14.10 hereof that have not been reimbursed to Agent by Borrower or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (vi) sixth, to Agent to pay any fees due and payable to Agent; (vii) seventh, to Lenders for any Indemnified Amount that they have paid to Agent and any Extraordinary Expenses that they have reimbursed to Agent or themselves incurred, to the extent that Lenders have not been reimbursed by Obligors therefor; (viii) eighth, to Agent to pay principal and interest with respect to LC Outstandings (or to the extent any of the LC Outstandings are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the LC Outstandings), which payment shall be shared with the Participating Lenders in accordance with Section 1.2.8(b) hereof; (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations (other than amounts relating to Bank Products) then outstanding to be shared ratably in proportion to their respective shares of such Loans and other obligations, or on such other basis as

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may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrowers); and tenth, in payment of any amount relating to Bank Products provided by Bank or its Affiliates or by Wells Fargo Capital Finance, LLC or its Affiliates, provided that, with respect to Bank Products provided by Wells Fargo Capital Finance, LLC or its Affiliates, only to the extent that Wells Fargo Capital Finance, LLC provided Agent with prior written notice of its intent to provide such Bank Products to a Borrower before providing the same. The allocations set forth in this Section 4.6 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.”
     2.07 Amendment to Section 5.1. Effective as of the date hereof, Section 5.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “5.1. Original Term of Commitments. Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 5.2 hereof, the Commitments shall be in effect through the close of business on May 12, 2012 (the “Original Term”).”
     2.08 Amendment to Section 5.2.3. Effective as of the date hereof, Section 5.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “5.2.3 Termination Charges. On the effective date of termination of the Commitments pursuant to Section 5.2.2, Borrowers shall be jointly and severally obligated to pay to Agent, for the Pro Rata benefit of Lenders (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (a) 0.25% of the aggregate Commitments if such termination occurs on or before May 31, 2011 and (b) $50,000 at any time thereafter.”
     2.09 Amendment to Section 6.1(xi). Effective as of the date hereof, Section 6.1(xi) of the Loan Agreement is hereby amended to delete the phrase “in the Bankruptcy Case” from such Section.
     2.10 Amendment to Section 7.2.1. Effective as of the date hereof, Section 7.2.1 of the Loan Agreement is hereby amended to replace the reference to “virture” contained therein with “virtue”.
     2.11 Amendment to Section 7.3.2. Effective as of the date hereof, Section 7.3.2 of the Loan Agreement is hereby amended by replacing the reference to “$50,000” contained therein with “$100,000”.
     2.12 Amendment to Section 7.4.2(i). Effective as of the date hereof, Section 7.4.2(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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     “(i) dispositions of Equipment after the Closing Date which, in the aggregate during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $1,500,000 or less, provided that all Net Proceeds thereof are either (a) remitted to Agent for application to the Obligations or (b) reinvested in equipment of the same nature within twelve (12) months (provided, that if all or any portion of such Net Proceeds is not so reinvested within such 12-month period, such unused portion shall be remitted to Agent on the last day of such period for application to the Obligations),”
     2.13 Amendment to Section 8.1.7. Effective as of the date hereof, Section 8.1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “8.1.7. Title to Properties; Priority of Liens. Each Credit Party and each of its Subsidiaries has good and indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in Section 8.1.9 or delivered pursuant to Section 9.1.3, in each case free and clear of all Liens except Permitted Liens. Each Credit Party has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, or is properly contesting with due diligence in a manner satisfactory to Agent and maintaining adequate reserves in accordance with GAAP with respect thereto, all lawful claims (in excess of $100,000 in the aggregate for each Credit Party) which, if unpaid, might become a Lien against any Properties of such Credit Party or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to this Agreement and the other Loan Documents are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.”
     2.14 Amendment to Section 8.1.8(ix). Effective as of the date hereof, Section 8.1.8(ix) of the Loan Agreement is amended by replacing the reference to “collectibility” contained therein with “collectability”.
     2.15 Amendment to Section 8.1.9. Effective as of the date hereof, Section 8.1.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “8.1.9 Financial Statements. The Consolidated and consolidating balance sheets of Parent and such other Persons described therein (including the accounts of all Subsidiaries of Parent for the respective periods during which a Subsidiary relationship existed) as of December 31, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the period ended on such date, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such date and the results of Borrowers’ operations for such period; provided that the statements of stockholders’ equity and cash flows are not prepared on a consolidating basis. Since December 31, 2009, there has been no material change in the condition, financial or otherwise, of the Credit Parties, taken as a whole, as shown on the Consolidated balance sheet as of such date and no material change in the

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aggregate value of Equipment and real Property owned by any Borrower or such other Persons.”
     2.16 Amendment to Section 8.1.11. Effective as of the date hereof, Section 8.1.11 of the Loan Agreement is hereby amended to delete the phrase “the Shutdown Subsidiaries and” from such Section.
     2.17 Amendment to Section 8.1.19. Effective as of the date hereof, Section 8.1.19 of the Loan Agreement is hereby amended to delete the phrase “and any litigation described in the Disclosure Statement” from such Section.
     2.18 Amendment to Section 8.1.30. Effective as of the date hereof, the text of Section 8.1.30 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY DELETED]”.
     2.19 Amendment to Section 9.1.2. Effective as of the date hereof, Section 9.1.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “9.1.2. Notices. Notify Agent and Lenders in writing, promptly after such Credit Party’s obtaining knowledge thereof, (i) of the commencement of any litigation affecting any Credit Party or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Credit Party, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iii) of any material default by any Credit Party under or termination of any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Credit Party exceeding $250,000; (iv) of the existence of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Debt payable to a Credit Party in an amount exceeding $100,000; (vi) of any judgment against any Obligor in an amount exceeding $250,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by any Credit Party of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Environmental Release by an Credit Party or on any Property owned or occupied by a Credit Party that is required to be reported to any Governmental Authority; (x) of any material claim made on any Surety related to a Bonded Contract; (xi) of any addition of a Bonded Contract after the Closing Date if an Account arising under such contract was previously reported on a Borrowing Base Certificate as unbonded and (xii) of the discharge of Parent’s independent accountants or any withdrawal of resignation by such independent accountants from their acting in

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such capacity. In addition, Borrowers shall give Agent at least 30-calendar days (or such lesser period of time as shall be acceptable in any specific instance to Agent) prior written notice of any Credit Party’s opening of any new office or place of business.”
     2.20 Amendment to Section 9.1.3(vi). Effective as of the date hereof, the text of Section 9.1.3(vi) of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.21 Amendment to Section 9.1.3(vii). Effective as of the date hereof, Section 9.1.3(vii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “(vii) (A) with respect to any Account included in the Borrowing Base that would become a Bonded Account upon the issuance of a proposed Surety Bond, at least five (5) days prior to any request by any Credit Party for the issuance of such a Surety Bond from any Surety, (1) notice of such Credit Party’s intent to request the issuance of such Surety Bond from such Surety, which notice shall be in form and substance satisfactory to Agent, and in any event shall include, without limitation, (a) the name of the Credit Party requesting such Surety Bond, (b) the project related to such proposed Surety Bond, (c) the name and address of the obligee under such proposed Surety Bond, and (d) a certification by a Senior Officer of the Parent that the information contained in such notice is true and correct and (2) an updated Borrowing Base Certificate that reflects the exclusion of such Account from the Borrowing Base and certifies that the sum of all outstanding Revolver Loans and Pending Revolver Loans at the time of such notice does not exceed the Borrowing Base as calculated pursuant to such updated Borrowing Base Certificate and (B) with respect to any other Surety Bond, on the last day of each month or more frequently as requested by Agent in its sole discretion, notice, in form and substance satisfactory to Agent, of all Surety Bonds issued at the request of the Credit Parties during the month then ending (or such other period as is specified by Agent).”
     2.22 Amendment to Section 9.1.5. Effective as of the date hereof, Section 9.1.5 of the Loan Agreement is amended by replacing the reference to “15” contained therein with “45”.
     2.23 Amendment to Section 9.1.16. Effective as of the date hereof, the text of Section 9.1.16 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.24 Amendment to Section 9.1.17. Effective as of the date hereof, the text of Section 9.1.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.25 Amendment to Section 9.1. Effective as of the date hereof, Section 9.1 of the Loan Agreement is amended to add a new Section 9.1.18 at the end of such Section, to read in its entirety as follows:

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     “9.1.18. Surety Intercreditor Agreements. With respect to each Surety, promptly deliver to Agent an intercreditor agreement, in form and substance satisfactory to Agent in its sole discretion, duly executed by the Credit Parties, Agent and such Surety.”
     2.26 Amendment to Section 9.2.3(ii). Effective as of the date hereof, the text of Section 9.2.3(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.27 Amendment to Section 9.2.3(viii). Effective as of the date hereof, Section 9.2.3(viii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “(viii) Debt in the form of reimbursement obligations for Surety Bonds procured in Ordinary Course of Business, provided such Surety Bonds are issued pursuant to a bonding program acceptable to Agent (for the avoidance of doubt, the bonding programs of Chubb, Chartis and Liberty Mutual in effect on the April Amendment Date are acceptable to Agent);”
     2.28 Amendment to Section 9.2.3(x). Effective as of the date hereof, Section 9.2.3(x) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “(x) the Tontine Subordinated Debt;”
     2.29 Amendment to Section 9.2.3. Effective as of the date hereof, a new subclause (xv) is hereby added at the end of Section 9.2.3 of the Loan Agreement, such subclause to read in its entirety as follows:
     “(xv) Debt in the form of financing agreements for payment of commercial insurance premiums; provided that the term of each financing agreement does not exceed the term of the policy or policies being financed under such agreement.”
     2.30 Amendment to Section 9.2.5(xii). Effective as of the date hereof, the text of Section 9.2.5(xii) of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.31 Amendment to Section 9.2.7. Effective as of the date hereof, Section 9.2.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “9.2.7 Distributions. Declare or make any Distributions, except for, so long as no Default or Event of Default exists or would result therefrom, (i) Upstream Payments, (ii) repurchases of common stock of Parent from employees solely to satisfy their tax obligations arising from their acquisition of such common stock in an aggregate amount not to exceed $1,500,000 in any fiscal year of Credit Parties; provided, that no such repurchases of common stock of Parent shall be permitted unless Borrower has Unrestricted Cash on Hand plus Availability of at least $25,000,000 at the time of such repurchase after giving

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effect to such repurchase, and (iii) other repurchases of common stock of Parent; provided, that, with respect to Distributions made under this subclause (iii), (a) no such repurchase shall be of common stock of the Tontine Lenders or any of their Affiliates or of common stock of any officer, director, consultant, manager, agent or employee of any Credit Party or any Affiliate of any Credit Party but only if such repurchase is pursuant to a privately negotiated transaction between such Person and Parent (as distinguished from an open market repurchase by Parent, for example), (b) the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability must be greater than $25,000,000 after giving effect to such Distribution, (c) the aggregate amount paid in connection with such Distributions, together with payments made pursuant to Section 9.2.20, when combined shall not exceed $15,000,000 during the period beginning on the April Amendment Date and ending on the last day of the Original Term and (d) there are no outstanding Revolving Loans as of the date such Distribution is made.”
     2.32 Amendment to Section 9.2.8. Effective as of the date hereof, Section 9.2.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “9.2.8 Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents, (ii) existing under Applicable Law and (iii) identified and fully disclosed in Schedule 9.2.8.”
     2.33 Amendment to Section 9.2.9. Effective as of the date hereof, the text of Section 9.2.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY DELETED]”.
     2.34 Amendment to Section 9.2.12. Effective as of the date hereof, Section 9.2.12 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “9.2.12. Bill-and-Hold Sales and Consignments. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis other than in the Ordinary Course of Business.”
     2.35 Amendment to Section 9.2.20. Effective as of the date here of, Section 9.2.20 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “9.2.20. Payments on Subordinated Debt. Make any payment of principal, interest or premiums on any Subordinated Debt unless such payment is specifically permitted by the provisions of the relevant subordination agreement; provided, however, that the Credit Parties may make principal payments of the Tontine Subordinated Debt so long as (i) the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability shall be greater than $25,000,000 after giving effect to such payment, (ii) the aggregate amount paid in connection with such payments, together with Distributions made pursuant to Section 9.2.7(iii), when combined shall not exceed $15,000,000 during the period

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beginning on the April Amendment Date and ending on the last day of the Original Term, and (iii) there are no outstanding Revolving Loans as of the date such payment is made.”
     2.36 Amendment to Section 9.2.22. Effective as of the date hereof, Section 9.2.22 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “9.2.22. Use of Proceeds in Connection with Bonded Contracts. Use proceeds of the Loans in connection with funding work related to the Bonded Contracts unless such use is upon terms, provisions and conditions acceptable to Agent, in its good faith discretion (such as, without limitation, Agent being satisfied with its Lien priority and right to proceeds relating to Borrowers’ assets and restrictions on when payments may be made by Borrowers in connection with Bonded Contracts); provided, however, except as otherwise provided in the Chubb Intercreditor, the Liberty Mutual Intercreditor and the Chartis Intercreditor, Lenders agree that the foregoing shall not be construed to prevent any ability of Chubb, Liberty Mutual or Chartis, as applicable, to receive payment out of any assets of any Borrower in which Chubb, Liberty Mutual or Chartis, as applicable, has a first priority Lien in a circumstance where Chubb, Liberty Mutual or Chartis, as applicable, has made a payment on a Surety Bond and Chubb, Liberty Mutual or Chartis, as applicable, is seeking reimbursement for such payment from such Borrower.”
     2.37 Amendment to Section 9.2.23. Effective as of the date hereof, the text of Section 9.2.23 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.38 Amendment to Section 9.2.24. Effective as of the date hereof, the text of Section 9.2.24 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.39 Amendment to Section 9.2.25. Effective as of the date hereof, Section 9.2.25 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “9.2.25. Surety Bonds. Request the issuance of a Surety Bond from any Surety after the Closing Date without (i) providing written notice thereof to Agent in accordance with Section 9.1.3(vii) and (ii) (A) if no Event of Default has occurred and is continuing, obtaining the prior written consent of Agent to the issuance of such Surety Bond if such Surety Bond would cause any Account included in the Borrowing Base to become a Bonded Account upon the issuance of such Surety Bond, which such consent shall be in Agent’s sole discretion or (B) if an Event of Default has occurred and is continuing, obtaining the prior written consent of Agent to the issuance of such Surety Bond, which such consent shall be in Agent’s sole discretion.”

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     2.40 Amendment to Section 9.3.1. Effective as of the date hereof, the text of Section 9.3.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.41 Amendment to Section 9.3.2. Effective as of the date hereof, the text of Section 9.3.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.42 Amendment to Section 9.3.3. Effective as of the date hereof, the text of Section 9.3.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.43 Amendment to Section 9.3.7. Effective as of the date hereof, Section 9.3.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “9.3.7. Fixed Charge Coverage Ratio. At any time the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability is less than $25,000,000, maintain a Fixed Charge Coverage Ratio, on a Consolidated basis, of not less than 1.00:1.00 (i) for the fiscal month ending April 30, 2010, with respect to the six-month period then ending, (ii) for the fiscal month ending May 31, 2010, with respect to the seven-month period then ending, (iii) for the fiscal month ending June 30, 2010, with respect to the eight-month period then ending, (iv) for the fiscal month ending July 31, 2010, with respect to the nine-month period then ending, (v) for the fiscal month ending August 31, 2010, with respect to the ten-month period then ending, (vi) for the fiscal month ending September 30, 2010, with respect to the eleven-month period then ending, (vii) for the fiscal month ending October 30, 2010 and each fiscal month ending thereafter, with respect to the twelve-month period then ending, until such time as the aggregate amount of Unrestricted Cash On Hand of the Credit Parties plus Availability has been at least $25,000,000 for a period of 60 consecutive days.”
     2.44 Amendment to Section 9.3.8. Effective as of the date hereof, the text of Section 9.3.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.45 Amendment to Section 10.1.10. Effective as of the date hereof, Section 10.1.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “10.1.10. No Material Adverse Change. No material adverse change in the assets, liabilities, business, financial condition, business prospects or results of operations of the Credit Parties, taken as a whole, shall have occurred since March 31, 2006.”
     2.46 Amendment to Section 10.1.21. Effective as of the date hereof, the text of Section 10.1.21 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.

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     2.47 Amendment to Section 10.1.22. Effective as of the date hereof, the text of Section 10.1.22 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.48 Amendment to Section 10.1.23. Effective as of the date hereof, the text of Section 10.1.23 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.49 Amendment to Section 10.1.24. Effective as of the date hereof, the text of Section 10.1.24 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.50 Amendment to Section 10.1.25. Effective as of the date hereof, the text of Section 10.1.25 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.51 Amendment to Section 10.1.26. Effective as of the date hereof, the text of Section 10.1.26 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.52 Amendment to Section 10.1.27. Effective as of the date hereof, the text of Section 10.1.27 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.53 Amendment to Section 10.2.9. Effective as of the date hereof, the text of Section 10.2.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the phrase “[INTENTIONALLY OMITTED]”.
     2.54 Amendment to Section 11.1.9. Effective as of the date hereof, Section 11.1.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “11.1.9. Solvency. Any Borrower shall cease to be Solvent.”
     2.55 Amendment to Section 11.1.18. Effective as of the date hereof, Section 11.1.18 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “11.1.18. Default Under or Modification of any Subordinated Debt Documentation. (i) There shall occur any default or event of default (and such event or condition is not cured within the applicable grace period, if any), however denominated, under any documentation relating to or executed in connection with any Subordinated Debt if the payment or maturity of such Subordinated Debt may be accelerated in consequence of such event of default or demand for payment of such Subordinated Debt may be made; or (ii) there shall occur any modification to the documentation relating to or executed in connection with any Subordinated Debt unless such modification is permitted pursuant to the provisions of the subordination agreement relating to such Subordinated Debt.”

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     2.56 Amendment to Section 12.1.6. Effective as of the date hereof, Section 12.1.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “12.1.6. Each Lender hereby consents to the terms and provisions of the Liberty Mutual Intercreditor Agreement and the Chartis Intercreditor Agreement and hereby authorizes Agent, on behalf of Lenders, to execute, deliver and perform under each of the Liberty Mutual Intercreditor Agreement and the Chartis Intercreditor Agreement.”
     2.57 Amendment to Section 12.7. Effective as of the date hereof, Section 12.7 of the Loan Agreement is amended by replacing the reference to “collectibility” contained therein with “collectability”.
     2.58 Amendment to Section 14.20. Effective as of the date hereof, Section 14.20 of the Loan Agreement is amended by replacing the reference to “CONTEMPERANEOUS” contained therein with “CONTEMPORANEOUS”.
     2.59 Amendment to Appendix A — Amended Definitions. Effective as of the date hereof, Appendix A of the Loan Agreement is hereby amended by amending and restating the following definitions in their respective entireties:
     “Accounts Formula Amount — on any date of determination thereof, an amount equal to 85% of the net amount of Eligible Accounts on such date. As used herein, the phrase “net amount of Eligible Accounts” shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.”
     “Applicable Margin — from the April Amendment Date going forward, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Total Liquidity then in effect pursuant to the appropriate column in the table below:

	Applicable	Applicable
	LIBOR	Base Rate
Total Liquidity	Margin	Margin

Greater than $60,000,000	3.00%	1.00%

Greater than $40,000,000 and less than or equal to $60,000,000	3.25%	1.25%
Less than or equal to $40,000,000	3.50%	1.50%
For purposes of determining the Applicable Margin for the period from the April Amendment Date through April 30, 2010, Total Liquidity will be as set forth in

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the Compliance Certificate for the period ending December 31, 2010. Thereafter, the Applicable Margin shall be adjusted (up or down) prospectively on a quarterly basis three days after delivery to the Agent of Borrower’s quarterly (i.e. for the last month of the applicable quarter) or annual (as applicable) Compliance Certificate pursuant to Section 9.1.3 hereof (commencing with the Compliance Certificate for the period ending March 31, 2010). If the Credit Parties shall fail to deliver any quarterly or annual Compliance Certificate by the date required pursuant to Section 9.1.3, then, at the Agent’s election, effective as of the first day of the month following the end of the fiscal month for which such Compliance Certificate was to have been delivered, and continuing through the first day of the month following the date (if ever) when such Compliance Certificate is finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above.
If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Agent determines that (a) the Total Liquidity as calculated by the Borrowers as of any applicable date was inaccurate and (b) a proper calculation of the Total Liquidity would have resulted in different pricing for any period, then (i) if the proper calculation of the Total Liquidity would have resulted in higher pricing for such period, the Borrowers shall automatically and retroactively be obligated to pay to the Agent, promptly on demand by the Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Total Liquidity would have resulted in lower pricing for such period, Agent shall provide the Borrowers a credit with respect to any interest or fees paid in excess of the amounts thereof that should have been paid for such period (such credit to be allocated ratably among all Lenders); provided that if, as a result of any restatement or other event a proper calculation of the Total Liquidity would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses form one period to another period or any similar reason), then (x) the amount payable by the Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods or (y) the amount to be credited by the Lenders pursuant to clause (ii) above shall be based upon the excess, if any, of the amount of interest and fees paid for all applicable periods over the amount of interest and fees that should have been paid for all such periods.”
     “Availability Reserve — on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Agent from time to time in its reasonable credit judgment based upon Borrower’s historical losses due to such shrinkage; (ii) all amounts of past due rent, fees or other charges owing at such time by any Obligor to any landlord of

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any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto; (iii) an amount equal to three months rent as to any location where any tangible Collateral (in excess of $50,000 for each such location), any Eligible Collateral other than motor vehicles (without regard to amount), and/or any books and records is located if Agent does not have in its possession a duly executed Landlord’s Waiver in form and substance satisfactory to Agent; (iv) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (v) aggregate amount of Bank Product Reserves; (vi) all customer deposits or other prepayments held by a Borrower; (vii) a general reserve of $5,000,000, until such time as Agent removes or reduces such reserve; provided that such general reserve will be (A) reduced by $2,500,000 if the Borrowers’ Fixed Charge Coverage Ratio for the four Fiscal Quarters ending September 30, 2010 (as determined by the audited financial statements delivered pursuant to Section 9.1.3(i) hereof) or any four consecutive Fiscal Quarters ending thereafter (as determined by the most recently delivered financial statements pursuant to Section 9.1.3(i) or (iii), as applicable) is equal to or greater than 1.0:1.0 or (B) increased by $2,500,000 if the Borrowers’ Fixed Charge Coverage Ratio for the four Fiscal Quarters ending December 31, 2010 (as determined by the audited financial statements delivered pursuant to Section 9.1.3(i) or (iii), as applicable, hereof) or any four consecutive Fiscal Quarters ending thereafter (as determined by the most recently delivered financial statements pursuant to Section 9.1.3(i) or (iii), as applicable) is less than 1.0:1.0; provided, further that, notwithstanding any such increase under subclause (B), such general reserve shall not exceed $5,000,000 at any time; (viii) a reserve for sales taxes; and (ix) such additional reserves as Agent in its sole and absolute discretion may elect to impose from time to time.”
     “Bank Products — any one or more of the following types of services or facilities extended to any Borrower by the Bank, or by Wells Fargo Capital Finance, LLC, or any Affiliate of the Bank or Wells Fargo Capital Finance, LLC in reliance on Bank’s agreement, or Wells Fargo Capital Finance’s agreement, as applicable, to indemnify such Affiliate: (i) credit cards; (ii) ACH Transactions, cash management, including controlled disbursement services; and (iii) Interest Rate Contracts.”
     “Borrowing Base — on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Commitments on such date minus the LC Outstandings on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Inventory Formula Amount on such date plus the Eligible Cash Collateral on such date minus (ii) the Availability Reserve on such date minus (iii) the LC Reserves on such date minus (iv) the Dilution Reserve on such date.”

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     “Cash Collateral Account — a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent’s name and as to which (a) Agent, for the benefit of itself and Lenders, shall have a valid, enforceable first priority Lien, (b) no defense, counterclaim, set off or dispute shall exist or be asserted with respect thereto and (c) no Liens exist other than the Lien of Agent.”
     “Change of Control — the occurrence of any of the following events after the date of the Agreement: (a) any Person or group excluding the Principal Stockholders shall own beneficially (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act or any successor provision thereto) more than 50% of the aggregate Voting Power of Parent; (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of a Borrower (together with any new director whose election by such board of directors or whose nomination for election by the shareholders of such Borrower was approved by vote of a majority of the directors of such Borrower then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of such Borrower then in office; or (c) any “Change of Control,” “Change in Control” or similar event or circumstance, however defined or designated, under the Tontine Subordinated Debt Documentation shall occur.”
     “Debt — as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrowers (without duplication), the Obligations and the Tontine Subordinated Debt. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, except to the extent such Person is not liable pursuant to the terms of the documents related thereto.”
     “EBITDA — with respect to any period of the Credit Parties, on a consolidated basis, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that period (but without duplication), interest expenses, Federal, state, local and foreign income taxes, depreciation, amortization, non-cash compensation expenses and other identified non-cash items not otherwise included which are acceptable to Agent.”
     “Eligible Cash Collateral — cash representing proceeds of Collateral or proceeds from such other source of funding which is satisfactory to Agent, in its reasonable discretion, that is deposited into a demand deposit, money market or other account in Agent’s name and subject to Agent’s Liens, for the Pro Rata

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benefit of Lenders, and which cash deposit is in addition to and not in substitution for amounts previously deposited into the Cash Collateral Account pursuant to the provisions of Sections 1.2.7, of this Agreement or the provisions of Sections 5.2.4 of this Agreement; provided, however, the term “Eligible Cash Collateral” shall not include (i) any cash (a) to the extent Agent, on behalf of itself and the Lenders, does not have therein a valid, enforceable first priority Lien; (b) to the extent that any defense, counterclaim, setoff or dispute exists or is asserted with respect thereto; or (c) that it is subject to any Lien of any Person, other than Liens in favor of Agent, on behalf of itself and Lenders, or that is not owned by a Credit Party, or (ii) any Cash Collateral described in the definition of “LC Reserve”.”
     “Fixed Charge Coverage Ratio — the ratio of (i) EBITDA to (ii) Fixed Charges.”
     “Fixed Charges — with respect to any period of Borrower on a consolidated basis, without duplication, cash interest expense, Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to such Debt), principal payments of Debt (other than (i) Revolving Loans, (ii) mandatory prepayments from asset sales and (iii) principal prepayments of the Tontine Subordinated Debt made pursuant to Section 9.2.20), and Federal, state, local and foreign income taxes (including accrued taxes).”
     “Initial Lenders — Bank of America, N.A., Wells Fargo Capital Finance, LLC and The CIT Group/Business Credit, Inc. as the Lenders on the date hereof.”
     “Material Contract — an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.”
     “Net Working Capital — at any date of determination, without duplication, (i) the sum, for any Person and its Consolidated Subsidiaries, of (A) cash or Cash Equivalents of such Person and its Consolidated Subsidiaries as at such date of determination, plus (B) the unpaid face amount of all Accounts of such Person and its Consolidated Subsidiaries as at such date of determination, plus (C) the amount of all Inventory of such Person and its Consolidated Subsidiaries as at such date of determination, plus (D) the aggregate amount of all contract underbillings of such Person and its Consolidated Subsidiaries as at such date of determination, plus (E) the aggregate amount of prepaid expenses of such Person and its Consolidated Subsidiaries as at such date of determination, plus (F) the aggregate amount of all prepaid items to Chubb of such Person and its Consolidated Subsidiaries as at such date of determination, minus (ii) the sum, for such Person and its Consolidated Subsidiaries, of (A) the aggregate amount of Debt outstanding under this Agreement as at such date of determination, plus (B) the unpaid amount of all accounts payable of such Person and its Consolidated

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Subsidiaries as at such date of determination, plus (C) the aggregate amount of all accrued expenses of such Person and its Consolidated Subsidiaries as at such date of determination, plus (D) the aggregate amount of all contract overbillings of such Person and its Consolidated Subsidiaries as at such date of determination (but, excluding from accounts payable and accrued expenses, the current portion of long-term Debt and all accrued interest and Federal, state, local and foreign income taxes), plus (E) the aggregate amount of accrued contract losses of such Person and its Consolidated Subsidiaries as at such date of determination, in each case determined on a Consolidated basis in accordance with GAAP.”
     “Other Agreements — the Notes, each Credit Support, the Fee Letter, the Liberty Mutual Intercreditor Agreement, the Chartis Intercreditor Agreement, the Chubb Intercreditor Agreement, each Interest Rate Contract with Agent or with Bank and subject to credit enhancement from Agent, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any other Obligor or any other Person and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.”
     “Permitted Contingent Obligations — Contingent Obligations arising from endorsements for collection or deposit in the Ordinary Course of Business; Contingent Obligations arising from Interest Rate Contracts entered into in the Ordinary Course of Business pursuant to the Agreement or with Agent’s prior written consent; Contingent Obligations of a Borrower and its Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations incurred in the Ordinary Course of Business with respect to surety bonds, appeal bonds, performance bonds and other similar obligations; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent policies; Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under Section 7.4.2 of the Agreement; Contingent Obligations constituting indemnification obligations incurred in the Ordinary Course of Business with customers, contractors, owners and subcontractors; and other Contingent Obligations not to exceed $500,000 in the aggregate at any time.”
     “Restrictive Agreement — an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor’s or Subsidiary’s right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor’s or Subsidiary’s assets (including Liens granted in favor of Agent pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to any Obligor.”

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     “Unused Letter of Credit Subfacility — an amount equal to $60,000,000 minus the sum of (i) the aggregate amount of all outstanding Letters of Credit plus, without duplication, (ii) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.”
     2.60 Amendment to Appendix A — Deleted Definitions. Effective as of the date hereof, Appendix A of the Loan Agreement is hereby amended to delete in their entireties the definitions of “Allowed Tranche B Prepayment”, “Bankruptcy Case”, “Confirmation Order”, “Debtors”, “DIP Agent”, “DIP Lenders”, “DIP Loan Agreement”, “Disclosure Statement”, “EBITDAR”, “Effective Date”, “Intercreditor Agreement”, “Leverage Ratio”, “Leverage Ratio Testing Date”, “Reorganization Plan”, “Restructuring Expenses Reserve”, “Senior Convertible Notes”, “Senior Subordinated Notes”, “September 2007 Software Capital Expenditures”, “Shutdown EBIT”, “Shutdown Subsidiaries”, “Tranche B Agent”, “Tranche B Lenders”, “Tranche B Agreement”, “Tranche B Loan” and “Tranche B Documentation”.
     2.61 Amendment to Appendix A — New Definitions. Effective as of the date hereof, Appendix A of the Loan Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:
     “April Amendment Date — April 30, 2010.”
     “Chartis — Chartis Property Casualty Company or any of its Affiliates or Subsidiaries.”
     “Chartis Intercreditor Agreement — that certain Intercreditor Agreement, dated on or about the April Amendment Date, among Chartis, Agent and certain Credit Parties, as amended, restated, supplemented or otherwise modified from time to time.”
     “Dilution Reserve — as of any date of determination, a reserve for the amount by which the product of total dilution of Accounts multiplied by 2 exceeds fifteen percent (15%) on a trailing twelve month basis; with dilution referring to all actual and potential offsets to an Account, including, without limitation, customer payment and/or volume discounts, write-offs, credit memoranda, returns and allowances, and billing errors. The Dilution Reserve shall be adjusted after any field examination audit of the Collateral conducted by Agent or any authorized representative designated by Agent.”
     “Liberty Mutual — Liberty Mutual Insurance Company, a Massachusetts corporation, or any of its Affiliates or Subsidiaries.”
     “Liberty Mutual Intercreditor Agreement — that certain Intercreditor Agreement, dated on or about the April Amendment Date, by and among Liberty Mutual, Agent and certain Credit Parties, as amended, restated, supplemented or otherwise modified from time to time.”
     2.62 Amendment to Annex I. Effective as of the date hereof, Annex I of the Loan Agreement is hereby replaced in its entirety in the form of Exhibit A attached hereto.

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     2.63 Amendment to Annex II. Effective as of the date hereof, Annex II of the Loan Agreement is hereby replaced in its entirety in the form of Exhibit B attached hereto.
     2.64 Amendment to Exhibit E. Effective as of the date hereof, Exhibit E of the Loan Agreement is hereby replaced in its entirety in the form of Exhibit C attached hereto.
     2.65 Amendment to Agent’s Address. Effective as of the date hereof, each reference to Agent’s address contained in the Loan Agreement is hereby replaced with the following: “901 Main Street, 11th Floor, Mail Code: TX1-492-11-23, Dallas, Texas 75202.”
ARTICLE III
No Waiver
     3.01 No Further Waiver. Except as specifically provided in this Amendment, nothing in this Amendment shall directly or indirectly whatsoever either: (i) be construed as a waiver of any covenant or provision of the Loan Agreement, any other Loan Document or any other contract or instrument or (ii) impair, prejudice or otherwise adversely affect any right of Agent or Lender at any time to exercise any right, privilege or remedy in connection with the Loan Agreement, any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Credit Parties or any right, privilege or remedy of Agent or Lenders under the Loan Agreement, any other Loan Document or any other contract or instrument or constitute any consent by Agent or Lenders to any prior, existing or future violations of the Loan Agreement or any other Loan Document. Credit Parties hereby agree and acknowledge that hereafter Credit Parties are expected to strictly comply with their duties, obligations and agreements under the Loan Agreement and the other Loan Documents.
ARTICLE IV
Conditions Precedent
     4.01 Conditions to Effectiveness. The effectiveness of this Amendment (including the agreements and waiver contained herein) is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent:
     (a) Agent shall have received this Amendment, duly executed by each of the Credit Parties.
     (b) Agent shall have received an Inventory appraisal, satisfactory in form and substance to Agent in its sole discretion.
     (c) Agent shall have received assignment agreements assigning the Commitment of The CIT Group/Business Credit, Inc. to Bank of America, N.A. and Wells Fargo Capital Finance, LLC, respectively, together with notices with respect to the same, each duly executed by the parties party thereto.

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     (d) Agent shall have received Amended and Restated Revolver Notes, duly executed by the Borrowers, with respect to the new Commitment amounts of each of Bank of America, N.A. and Wells Fargo Capital Finance, LLC.
     (e) The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date.
     (f) After giving effect to the provisions of this Amendment, no Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.
     (g) All organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel.
     4.02 Amendment Fee. Credit Parties agree to pay to (i) Agent an amendment fee of $93,750 and (ii) Wells Fargo Capital Finance, LLC an amendment fee of $131,250. Each such amendment fee shall be (i) deemed fully earned and non-refundable as of the date of execution of this Amendment and (ii) due and payable in full on the date of execution of this Amendment.
ARTICLE V
Ratifications, Representations and Warranties
     5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Credit Party and Lenders and Agent agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     5.02 Representations and Warranties. Each Credit Party hereby represents and warrants to Lenders and Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite organizational action on the part of such Credit Party and will not violate the organizational or governing documents of such Credit Party; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent; (d) each Credit

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Party is in material compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (e) no Credit Party has amended its organizational or governing documents since the date of execution of the Loan Agreement other than as has been previously disclosed and delivered to the Agent.
ARTICLE VI
Miscellaneous Provisions
     6.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or Agent or any closing shall affect the representations and warranties or the right of Lender or Agent to rely upon them.
     6.02 Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby, and any reference in the Loan Agreement and such other Loan Documents to any other Loan Document amended by the provisions of this Amendment shall mean a reference to such other Loan Documents, as amended hereby.
     6.03 Expenses of Agent. As provided in the Loan Agreement, each Credit Party agrees to pay on demand all costs and out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and out-of-pocket expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Agent’s legal counsel and consultants retained by Agent or retained by Agent’s legal counsel.
     6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lenders and Agent and each Credit Party and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender and Agent.
     6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

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     6.07 Effect of Waiver. No consent or waiver, express or implied, by Lenders or Agent to or for any breach of or deviation from any covenant or condition by any Credit Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
     6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
     6.10 Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH CREDIT PARTY AND LENDERS AND AGENT.
     6.11 Release. EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR AGENT. EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS AND AGENT AND ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES (INCLUDING ALL STRICT LIABILITIES) WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDERS OR AGENT OR ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS,” INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE

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LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

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     IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective as the respective date set forth above.

AGENT: BANK OF AMERICA, N.A., as Agent
By:	/s/ H. Michael Wills
	Name:	H. Michael Wills
	Title:	Senior Vice President

LENDERS: BANK OF AMERICA, N.A.
By:	/s/ H. Michael Wills
	Name:	H. Michael Wills
	Title:	Senior Vice President

Commitment: $30,000,000 WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/ David Hill
	Name:	David Hill
	Title:	Vice President

Commitment: $30,000,000

CREDIT PARTIES: INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Terry L. Freeman
	Name:	Terry L. Freeman
	Title:	Senior Vice President

ICS HOLDINGS, LLC
IES COMMERCIAL, INC.
IES CONSOLIDATION, LLC
IES OPERATIONS GROUP, INC.
IES PROPERTIES, INC.
IES PURCHASING & MATERIALS, INC.
IES REINSURANCE, LTD
IES RESIDENTIAL, INC.
IES SHARED SERVICES, INC.
IES TANGIBLE PROPERTIES, INC.
INTEGRATED ELECTRICAL FINANCE, INC.
KEY ELECTRICAL SUPPLY, INC.
THOMAS POPP & COMPANY

By:	/s/ Terry L. Freeman
	Name:	Terry L. Freeman
	Title:	Vice President

IES MANAGEMENT ROO, LP By: ICS HOLDINGS, LLC Its General Partner
By:	/s/ Terry L. Freeman
	Name:	Terry L. Freeman
	Title:	Vice President

IES MANAGEMENT, LP By: INTEGRATED ELECTRICAL SERVICES, INC. Its General Partner
By:	/s/ Terry L. Freeman
	Name:	Terry L. Freeman
	Title:	Vice President

Annex I
Borrowers

IES Commercial, Inc.	Delaware
IES Consolidation LLC	Delaware
IES Management, LP	Texas
IES Management ROO, LP	Texas
IES Properties Inc.	Delaware
IES Purchasing & Materials, Inc.	Delaware
IES Residential, Inc.	Delaware
IES Shared Services, Inc.	Delaware
IES Tangible Properties, Inc.	Delaware
Integrated Electrical Finance, Inc.	Delaware
Integrated Electrical Services, Inc.	Delaware
Key Electrical Supply, Inc.	Texas
Thomas Popp & Company	Ohio

Annex II
Guarantors

ICS Holdings, LLC	Arizona
IES Operations Group, Inc.	Delaware
IES Reinsurance Ltd.	Bermuda

EXHIBIT A
Annex I
Borrowers

IES Commercial, Inc.	Delaware
IES Consolidation LLC	Delaware
IES Management, LP	Texas
IES Management ROO, LP	Texas
IES Properties Inc.	Delaware
IES Purchasing & Materials, Inc.	Delaware
IES Residential, Inc.	Delaware
IES Shared Services, Inc.	Delaware
IES Tangible Properties, Inc.	Delaware
Integrated Electrical Finance, Inc.	Delaware
Integrated Electrical Services, Inc.	Delaware
Key Electrical Supply, Inc.	Texas
Thomas Popp & Company	Ohio

EXHIBIT B
Annex II
Guarantors

ICS Holdings, LLC	Arizona
IES Operations Group, Inc.	Delaware
IES Reinsurance Ltd.	Bermuda

EXHIBIT C
EXHIBIT E
COMPLIANCE CERTIFICATE
[Letterhead of Integrated Electrical Services, Inc.]
                              , 20
Bank of America, N.A., as Agent
901 Main Street
22nd Floor
Mail Code: TX1-492-22-13
Dallas, Texas 75202
Attention: Loan Administration Officer
     The undersigned, the chief financial officer of Integrated Electrical Services, Inc., a Delaware corporation (“Parent”), gives this certificate to Bank of America, N.A. (“Agent”) in accordance with the requirements of Section 9.1.3 of that certain Loan and Security Agreement dated May 12, 2006, among Parent and the other Borrowers party thereto, the Guarantors party thereto, Agent and the Lenders referenced therein (“Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.
          1. Based upon my review of the balance sheets and statements of income of Parent and its Subsidiaries for the [Fiscal Year] [quarterly period] [calendar month] ending                               , 20     , copies of which are attached hereto, I hereby certify that:
[ (a)	Consolidated Fixed Charge Coverage Ratio is to ;

(b)	Cash Collateral in Cash Collateral Account is $ ; and

(c)	Capital Expenditures during the period and for the Fiscal Year to date total $ for Borrowers.]
          2. No Default exists on the date hereof, other than:                                                                                      [if none, so state]; and
          3. No Event of Default exists on the date hereof, other than                                                                                     [if none, so state].

          4. As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower’s failure to pay or delay in payment of any such rent or other charges.
          5. Attached hereto is a schedule showing the calculations that support Borrowers’ compliance [non-compliance] with the financial covenants, as shown above.

Very truly yours,

Chief Financial Officer